                               PRICING SUPPLEMENT


                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)


                          United Parcel Service, Inc.

                                   UPS Notes

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Pricing Supplement No. 67                                  Trade Date: 12/10/01
(To Prospectus dated March 22, 2000 and Prospectus         Issue Date: 12/13/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is December 12, 2001


  CUSIP
   or
Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
-----------           ----------------         -------------           -------------         ---------------
91131UCU6              $7,820,000.00               6.0%                  12/15/16                 100%


Interest Payment
   Frequency                                      Subject to                Dates and terms of redemption
  (begin date)          Survivor's Option         Redemption               (including the redemption price)
----------------        -----------------         ----------               --------------------------------
    06/15/02                   Yes                    Yes                           100% 12/15/02
 semi-annually                                                                 semi-annually thereafter


                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------           -------------           -----------                ------              -----------
 $7,712,475.00             $107,525.00               $3.50             ABN AMRO Financial
                                                                         Services, Inc.